EXHIBIT 12.1
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


                               MAAX HOLDINGS INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                   Predecessor                              Maax Holdings Inc.
                                  ------------------------------------------   ------------------------------------------

                                                                   95-day          270-day
                                                                   period          period
                                                                   ended           ended
                                                                   June 3,         Feb. 28,
                                        2002           2003         2004            2004            2005         2006
                                  ------------------------------------------   ------------------------------------------
Earnings
 Net income                             14,590         25,425         31,951          1,796         (1,814)       (28,167)
 Provision for income taxes              8,034         15,699         14,247          1,572          1,160         (1,971)
 Fixed charges                           5,843          5,551          7,069          1,894         24,450         43,770
                                  ------------------------------------------   ------------------------------------------

                                        28,467         46,675         53,267          5,262         23,796         13,632
                                  ------------------------------------------   ------------------------------------------

Fixed charges
 Interest expensed or
 capitalized                             3,875          3,547          4,380          1,200         21,836         40,260
 Interest component of
 the rental expense                      1,968          2,004          2,689            694          2,614          3,510
                                  ------------------------------------------   ------------------------------------------

                                         5,843          5,551          7,069          1,894         24,450         43,770
                                  ------------------------------------------   ------------------------------------------

Ratio of earnings to fixed
charges                                    4.9            8.4            7.5            2.8            1.0            0.3
                                  ==========================================   ==========================================
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